Exhibit 1.1

TDCX Inc.

American Depositary Shares

Representing

Class A Ordinary Shares

(par value US$                per share)

UNDERWRITING AGREEMENT

, 2021

GOLDMAN SACHS & CO. LLC

CREDIT SUISSE SECURITIES (USA) LLC

As Representatives of the Several Underwriters

c/o Goldman Sachs & Co. LLC

200 West Street

New York, N.Y. 10282-2198

c/o Credit Suisse Securities (USA) LLC

Eleven Madison Avenue

New York, N.Y. 10010-3629

Dear Sirs:

1.

Introductory. TDCX Inc., an exempted company incorporated in the Cayman Islands (the “Company”) agrees with the several Underwriters named in Schedule 1 hereto (“Underwriters”) to issue and sell to the several Underwriters                 American Depositary Shares (“ADSs”) representing                 Class A ordinary shares, par value US$                 per share (“Shares”) of the Company (“Securities”). The aggregate                 Securities to be sold by the Company are herein called the “Firm Securities”. The Company also agrees to sell to the Underwriters, at the option of the Underwriters, an aggregate of not more than                 additional Securities (the “Optional Securities”), as set forth below. The Firm Securities and the Optional Securities are herein collectively called the “Offered Securities”.

The ADSs are to be issued pursuant to a deposit agreement dated as of                 , 2021 (the “Deposit Agreement”) among the Company, JPMorgan Chase Bank, N.A., as Depositary (the “Depositary”), and the holders and beneficial owners of ADSs evidenced by American Depositary Receipts (“ADRs”) issued under the Deposit Agreement. Each ADS will initially represent the right to receive                 Shares deposited pursuant to the Deposit Agreement.

2.	Representations and Warranties of the Company.

(a) The Company represents and warrants to, and agrees with, the several Underwriters that:

(i) Filing and Effectiveness of Registration Statement; Certain Defined Terms. The Company has filed with the Commission a registration statement on Form F-1 (No. 333-259361) covering the registration of the Offered Securities under the Act, including a related preliminary prospectus or prospectuses. At any particular time, this initial registration statement, as amended until such time it becomes effective, in the form then on file with the Commission, including all information contained in the registration statement (if any) pursuant to Rule 462(b) and then deemed to be a part of the initial registration statement, and all 430A Information and 430C Information, that in any case has not then been superseded or modified, shall be referred to as the “Initial Registration Statement”. The Company may also have filed, or may file with the Commission, a Rule 462(b) registration statement covering the registration of the Offered Securities. At any particular time, this Rule 462(b) registration statement, in the form then on file with the Commission, including the contents of the Initial Registration Statement incorporated by reference therein and including all 430A Information and all 430C Information, that in any case has not then been superseded or modified, shall be referred to as the “Additional Registration Statement”. A registration statement on Form F-6 (File No. 333-                ) relating to the ADSs has been filed with the Commission and has become effective (such registration statement on Form F-6, including all exhibits thereto, as amended at the time such registration statement becomes effective, being herein called the “ADS Registration Statement”). The Company has also filed, in accordance with Section 12 of the Exchange Act (as defined below), a registration statement (the “Exchange Act Registration Statement”) on Form 8-A (File No. 333-                ) under the Exchange Act to register, under Section 12(b) of the Exchange Act, the Shares and the ADSs.

As of the time of execution and delivery of this Agreement, each of the Initial Registration Statement and the ADS Registration Statement has been declared effective under the Act and is not proposed to be amended. Any Additional Registration Statement has or will become effective upon filing with the Commission pursuant to Rule 462(b) and, as of the time of execution and delivery of this Agreement, is not proposed to be amended. No stop order suspending the effectiveness of the Initial Registration Statement (or any post-effective amendment thereto), the ADS Registration Statement or the Additional Registration Statement, if any, is in effect, and no proceedings for such purpose are pending or to the Company’s knowledge threatened by the Commission. The Offered Securities all have been or will be duly registered under the Act pursuant to the Initial Registration Statement and, if applicable, the Additional Registration Statement.

For purposes of this Agreement:

“430A Information”, with respect to any registration statement, means information included in a prospectus and retroactively deemed to be a part of such registration statement pursuant to Rule 430A(b).

“430C Information”, with respect to any registration statement, means information included in a prospectus then deemed to be a part of such registration statement pursuant to Rule 430C.

“Act” means the United States Securities Act of 1933, as amended.

“Applicable Time” means                 [a/p]m (New York City time) on the date of this Agreement.

“Closing Date” has the meaning defined in Section 3 hereof.

“Commission” means the United States Securities and Exchange Commission.

“Effective Time” with respect to the Initial Registration Statement or, if filed prior to the execution and delivery of this Agreement, the Additional Registration Statement means the date and time as of which such Registration Statement was declared effective by the Commission or has become effective upon filing pursuant to Rule 462(c). If an Additional Registration Statement has not been filed prior to the execution and delivery of this Agreement but the Company has advised the Representatives that it proposes to file one, “Effective Time” with respect to such Additional Registration Statement means the date and time as of which such Additional Registration Statement is filed and becomes effective pursuant to Rule 462(b).

“Exchange Act” means the United States Securities Exchange Act of 1934, as amended.

“Final Prospectus” means the Statutory Prospectus that discloses the public offering price, other 430A Information and other final terms of the Offered Securities and otherwise satisfies Section 10(a) of the Act.

“FINRA” has the meaning defined in Section 2(a)(xiv) hereof.

“General Use Issuer Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors (other than a Bona Fide Electronic Road Show (as defined below)), as evidenced by its being so specified in Schedule 2 to this Agreement.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433, relating to the Offered Securities in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g). The Company has made available a “bona fide electronic road show,” as defined in Rule 433, in compliance with Rule 433(d)(8)(ii) (the “Bona Fide Electronic Road Show”) such that no filing of such “road show” (as defined in Rule 433(h)) is required in connection with the offering of the Offered Securities.

“Limited Use Issuer Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not a General Use Issuer Free Writing Prospectus.

The Initial Registration Statement and any Additional Registration Statement, after the filing thereof, are referred to collectively as the “Registration Statements” and each is individually referred to as a “Registration Statement”. A “Registration Statement” with reference to a particular time means the Initial Registration Statement and any Additional Registration Statement as of such time. A “Registration Statement” without reference to a time means such Registration Statement as of its Effective Time. For purposes of the foregoing definitions, 430A Information with respect to a Registration Statement shall be considered to be included in such Registration Statement as of the time specified in Rule 430A.

“Rules and Regulations” means the rules and regulations of the Commission.

“Securities Laws” means, collectively, the Sarbanes-Oxley Act of 2002, as amended and all rules and regulations promulgated thereunder or implementing the provisions thereof (“Sarbanes-Oxley”), the Act, the Exchange Act, the Rules and Regulations, the auditing principles, rules, standards and practices applicable to auditors of “issuers” (as defined in Sarbanes-Oxley) promulgated or approved by the Public Company Accounting Oversight Board and the rules of The New York Stock Exchange (“Exchange Rules”).

“Statutory Prospectus” with reference to a particular time means the prospectus included in a Registration Statement immediately prior to that time, including any 430A Information or 430C Information with respect to such Registration Statement. For purposes of the foregoing definition, 430A Information shall be considered to be included in the Statutory Prospectus as of the actual time that form of prospectus is filed with the Commission pursuant to Rule 424(b) or Rule 462(c) and not retroactively.

“Testing-the-Waters Communication” means any oral or written communication with potential investors undertaken in reliance on Section 5(d) of the Act.

“Written Testing-the-Waters Communication” means any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405 under the Act.

Unless otherwise specified, a reference to a “rule” is to the indicated rule under the Act.

(ii) Compliance with Securities Act Requirements. (i) (A) At their respective Effective Times, (B) on the date of this Agreement and (C) on each Closing Date, each of the Initial Registration Statement, the Additional Registration Statement (if any) and the ADS Registration Statement and any amendments and supplement thereto conformed and, as applicable, will conform in all material respects to the requirements of the Act and the Rules and Regulations, and did not and, as applicable, will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and (ii) on its date, at the time of filing of the Final Prospectus pursuant to Rule 424(b) or (if no such filing is required) at the Effective Time of the Additional Registration Statement in which the Final Prospectus is included, and on each Closing Date, the Final Prospectus will conform in all material respects to the requirements of the Act and the Rules and Regulations and will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading. The preceding sentence does not apply to statements in or omissions from any such document based upon written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information is that described as such in Section 7(b) hereof.

(iii) Ineligible Issuer Status. (i) At the time of the initial filing of the Initial Registration Statement; and (ii) at the date of this Agreement, the Company was not and is not an “ineligible issuer,” as defined in Rule 405, including (x) the Company or any subsidiary of the Company in the preceding three years not having been convicted of a felony or misdemeanor or having been made the subject of a judicial or administrative decree or order as described in Rule 405 and (y) the Company in the preceding three years not having been the subject of a bankruptcy petition or insolvency or similar proceeding, not having had a registration statement be the subject of a proceeding under Section 8 of the Act and not being the subject of a proceeding under Section 8A of the Act in connection with the offering of the Offered Securities, all as described in Rule 405.

(iv) Foreign Private Issuer Status. The Company is a “foreign private issuer” within the meaning of Rule 405 under the Act.

(v) Emerging Growth Company Status. From the time of the initial confidential submission of the Initial Registration Statement to the Commission (or, if earlier, the first date on which the Company engaged directly or through any person authorized to act on its behalf in any Testing-the-Waters Communication) through the date hereof, the Company has been and is an “emerging growth company,” as defined in Section 2(a) of the Act (an “Emerging Growth Company”).

(vi) General Disclosure Package. As of the Applicable Time, none of (i) the General Use Issuer Free Writing Prospectus(es), if any, issued at or prior to the Applicable Time, the preliminary prospectus, dated                 , 2021 (which is the most recent Statutory Prospectus distributed to investors generally) and the other information, if any, stated in Schedule 2 to this Agreement to be included in the General Disclosure Package, all considered together (collectively, the “General Disclosure Package”), (ii) any individual Limited Use Issuer Free Writing Prospectus, when considered together with the General Disclosure Package, or (iii) any individual Written Testing-the-Waters Communication, when considered together with the General Disclosure Package, included any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from any Statutory Prospectus, any Issuer Free Writing Prospectus or any Written Testing-the-Waters Communication in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 7(b) hereof.

(vii) Issuer Free Writing Prospectuses. Any free writing prospectus that the Company is required to file pursuant to Rule 433(d) under the Act has been, or will be, filed with the Commission in accordance with the requirements of the Act and the applicable rules and regulations of the Commission thereunder. Each free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Act or that was prepared by or on behalf of or used or referred to by the Company complies or will comply in all material respects with the requirements of the Act and the applicable rules and regulations of the Commission thereunder. Except for any General Use Issuer Free Writing Prospectus identified in Schedule 2 hereto and the Bona Fide Electronic Road Show furnished to the Representatives before first use, the Company has not prepared, used or referred to, and will not, without the prior consent of the Representatives, prepare, use or refer to, any free writing prospectus. Each Issuer Free Writing Prospectus and each Written Testing-the-Waters Communication, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Offered Securities or until any earlier date that the Company notified or notifies the Representatives as described in the next sentence, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information then contained in the Registration Statement (other than in the case of an Issuer Free Writing Prospectus that eliminates or corrects a previously existing conflict, untrue statement or omission in the Registration Statement). If at any time following issuance of an Issuer Free Writing Prospectus or Written Testing-the-Waters Communication, as applicable, and prior to the later of (i) completion of the distribution of the Offered Securities within the meaning of the Act and (ii) the last Closing Date, there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus or Written Testing-the-Waters Communication, as applicable, conflicted or would conflict with the information then contained in the Registration Statement or as a result of which such Issuer Free Writing Prospectus, or Written Testing-the-Waters Communication, as applicable, if republished immediately following such event or development, would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, (i) the Company has promptly notified or will promptly notify the Representatives and (ii) the Company has promptly amended or will promptly amend or supplement such Issuer Free Writing Prospectus or Written Testing-the-Waters Communication, as applicable, to eliminate or correct such conflict, untrue statement or omission. No stop order preventing or suspending the use of any Issuer Free Writing Prospectus is in effect.

(viii) Testing-the-Waters Communication. The Company (a) has not alone engaged in any Testing-the-Waters Communication except for Testing-the-Waters Communications with the consent of the Representatives with qualified institutional buyers within the meaning of Rule 144A under the Act or institutions that are accredited investors within the meaning of Rule 501 under the Act and (b) has not authorized anyone other than the Representatives to engage in Testing-the-Waters Communications. The Company reconfirms that the Representatives have been authorized to act on the Company’s behalf in undertaking Testing-the-Waters Communication. The Company has not presented to any potential investors or otherwise distributed, or authorized anyone other than the Representatives to present or distribute, any Written Testing-the-Waters Communication.

(ix) Good Standing of the Company. The Company has been duly incorporated and is validly existing as an exempted company with limited liability in good standing under the laws of the Cayman Islands, with corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the General Disclosure Package and the Final Prospectus and to enter into and perform its obligations under this Agreement; and the Company is duly qualified to do business as a foreign corporation in good standing (to the extent such concept exists in such jurisdiction) in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be so qualified or licensed or in good standing would not have a Material Adverse Effect. The currently effective memorandum and articles of association comply with the requirements of applicable Cayman Islands law and are in full force and effect. No change will be made to any such constitutive documents on or after the date of this Agreement through and including the Closing Date other than the second amended and restated memorandum and articles of association of the Company adopted on September 7, 2021 filed as Exhibit 3.2 to the Registration Statement, which comply with the requirements of applicable Cayman Islands laws and, immediately prior to the completion of the Offering on the Closing Date, will be in full force and effect.

(x) Subsidiaries. Each subsidiary of the Company has been listed in the Registration Statement, and has been duly incorporated and is validly existing and in good standing (to the extent such concept exists in the jurisdiction of the relevant subsidiary) under the laws of the jurisdiction of its incorporation or organization, with corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the General Disclosure Package and the Final Prospectus; and except as disclosed in the Registration Statement, the General Disclosure Package and the Final Prospectus, each subsidiary of the Company is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect; all of the issued and outstanding capital stock of each subsidiary of the Company has been duly authorized and, except as neither required by the laws and regulations in the subsidiary’s jurisdiction of incorporation nor pursuant to such subsidiary’s constitutional documents, validly issued and is fully paid and non-assessable; and the capital stock of each subsidiary owned, directly or indirectly, by the Company is owned free from liens, encumbrances, equities or claims and defects except for such liens, encumbrances, equities or claims which would not have a Material Adverse Effect or as disclosed in the Registration Statement, the General Disclosure Package and the Final Prospectus. None of the outstanding share capital or equity interest in any subsidiary was issued in violation of preemptive or similar rights of any security holder of such subsidiary. All of the constitutive or organizational documents of each of the subsidiaries comply with the requirements of applicable laws of its jurisdiction of incorporation or organization and are in full force and effect.

(xi) Corporate Structure. The structure of the Company’s ownership of each of its direct and indirect subsidiaries listed in the Registration Statement complies with all, and no such corporate ownership structure violates, breaches, contravenes or otherwise conflicts with any, applicable laws and regulations of the jurisdiction where each such subsidiary is incorporated or organized. There is no legal or governmental proceeding, inquiry or investigation pending or, to the best knowledge of the Company, threatened against the any subsidiary or any shareholder (including the Company) of such subsidiary challenging the validity of the corporate ownership structure of such subsidiary.

(xii) Offered Securities. The Offered Securities, the underlying Shares and all other issued and outstanding shares in the capital of the Company have been duly authorized; the authorized share capital of the Company is as set forth in the Registration Statement, the General Disclosure Package and the Final Prospectus; the Shares underlying the Offered Securities and all other issued and outstanding shares in the capital of the Company are validly issued, fully paid and non-assessable; the Offered Securities to be sold by the Company, when issued by the Depositary against the deposit of Shares in respect thereof in accordance with the provisions of the Deposit Agreement, will be validly issued, freely transferable by the Company to or for the account of the several Underwriters and the initial purchasers thereof; except as described in the Registration Statement, the General Disclosure Package and the Final Prospectus, there are no restrictions on subsequent transfers of the Offered Securities under the laws of the Cayman Islands or the United States; the persons in whose names such ADSs are registered will be entitled to the rights of registered holders of ADSs specified therein and in the Deposit Agreement; as of each Closing Date, the Offered Securities being delivered on such Closing Date shall have been delivered and paid for in accordance with this Agreement and the Deposit Agreement, as the case may be; the Offered Securities, the underlying Shares and all other outstanding shares of capital stock of the Company conform to the information in the General Disclosure Package and to the description of such securities contained in the Registration Statement, the General Disclosure Package and the Final Prospectus; and none of the issued and outstanding shares in the capital of the Company have been, and none of the Offered Securities when issued by the Depositary against the deposit of Shares in respect thereof in accordance with the provisions of the Deposit Agreement will have been, issued in violation of any preemptive or similar rights. Except as disclosed in the Registration Statement, the General Disclosure Package and the Final Prospectus, there are no outstanding (A) securities or obligations of the Company convertible into or exchangeable for any capital stock of the Company, (B) warrants, rights or options to subscribe for or purchase from the Company any such capital stock or any such convertible or exchangeable securities or obligations or (C) obligations of the Company to issue or sell any shares of capital stock, any such convertible or exchangeable securities or obligations or any such warrants, rights or options. The Company has not, directly or indirectly, offered or sold any of the Offered Securities by means of any “prospectus” (within the meaning of the Act and the Rules and Regulations) or used any “prospectus” or made any offer (within the meaning of the Act and the Rules and Regulations) in connection with the offer or sale of the Offered Securities, in each case other than the preliminary prospectus or free-writing prospectus referred to in Section 2(a)(vii) hereof, any Testing the Waters Communication referred to in Section 2(a)(viii) hereof, the General Disclosure Package and the Final Prospectus.

(xiii) Authorization of Agreements and Registration Statements. This Agreement has been duly authorized, executed and delivered by the Company. The Deposit Agreement has been duly authorized, executed and delivered by the Company and assuming due authorization, execution and delivery by the Depositary, constitutes a valid and legally binding obligation of the Company, enforceable in accordance with its terms, subject, as to enforceability, to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles. The Registration Statement, the ADS Registration Statement, the General Disclosure Package, the Final Prospectus, any issuer free writing prospectus and the filing of the Registration Statement, the ADS Registration Statement, the Final Prospectus and any issuer free writing prospectus with the Commission have been duly authorized by and on behalf of the Company, and the Registration Statement and ADS Registration Statement have been duly executed pursuant to such authorization by and on behalf of the Company.

(xiv) No Finder’s Fee. Except as disclosed in the Registration Statement, the General Disclosure Package, the Final Prospectus and as contemplated by this Agreement, there are no contracts, agreements or understandings between the Company and any person that would give rise to a valid claim against the Company or any Underwriter for a brokerage commission, finder’s fee or other like payment in connection with this offering, and there are no other arrangements, agreements, understandings, payments or issuance with respect to the Company and its subsidiaries or any of their respective officers or directors, or to the knowledge of the Company, any of its shareholders, partners, affiliates or employees that may affect the Underwriters’ compensation as determined by the Financial Industry Regulatory Authority (“FINRA”).

(xv) Registration Rights. Except as disclosed in the Registration Statement, the General Disclosure Package and the Final Prospectus, there are no contracts or agreements between the Company and any person granting such person the right to require the Company to file a registration statement under the Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to a Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Act. (collectively, “registration rights”), and any person to whom the Company has granted registration rights has agreed not to exercise such rights until after the expiration of the Lock-Up Period referred to in Section 5(a)(xv) hereof.

(xvi) Forward-Looking Statements. No forward-looking statement (within the meaning of Section 27A of the Act and Section 21E of the Exchange Act) contained in the Registration Statement, the General Disclosure Package and the Final Prospectus (including all amendments and supplements thereto) has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

(xvii) Absence of Further Requirements. No consent, approval, authorization, or order of, or filing or registration with, or qualification of or with, any person (including any governmental agency or body or any court) is required to be obtained or made by the Company for the performance by the Company of its obligations under this Agreement and the consummation of the transactions contemplated by this Agreement in connection with the offering, issuance and sale of the Offered Securities issued and sold by the Company, except such as have been obtained, or made and such as may be required under state securities laws or by FINRA.

(xviii) Title to Property. Except as disclosed in the Registration Statement, the General Disclosure Package and the Final Prospectus, the Company and its subsidiaries have good and marketable title to all real properties and all other properties and assets owned by them that are material to the business of the Company and the subsidiaries taken as a whole, in each case free from all liens, charges, mortgages, pledges, security interests, claims, restrictions or encumbrances of any kind and defects that would materially affect the value thereof or materially interfere with the use made or to be made thereof by them and, except as disclosed in the Registration Statement, the General Disclosure Package and the Final Prospectus, the Company and its subsidiaries hold any leased or tenanted real or personal property that are material to the business of the Company and the subsidiaries taken as a whole under valid and enforceable leases or tenancies (subject, as to enforceability, to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles) with no terms or provisions that would materially interfere with the use made or to be made thereof by them.

(xix) Absence of Defaults and Conflicts Resulting from Transaction. The execution, delivery and performance of this Agreement and the Deposit Agreement and the issuance and sale of the Offered Securities will not conflict with or result in a breach or violation of any of the terms and provisions of, or constitute a default or, except in the case of the Credit Suisse Facility (as defined in the Registration Statement, the General Disclosure Package and the Final Prospectus), a Debt Repayment Triggering Event (as defined below) under, or result in the imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, (a) the charter, memorandum and articles of association, constitution, by-laws or similar organizational documents of the Company or any of its subsidiaries, (b) any statute, rule, regulation, judgment or order of any governmental agency or body or any court, domestic or foreign or any arbiter, having jurisdiction over the Company or any of its subsidiaries or any of their properties, or (c) any mortgage, deed of trust, loan, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the properties of the Company or any of its subsidiaries is subject, except in the ease of (b) and (c) as would not individually or in the aggregate, result in a Material Adverse Effect; a “Debt Repayment Triggering Event” means any event or condition that gives, or with the giving of notice or lapse of time would give, the holder of any note, debenture, or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of its subsidiaries.

(xx) Absence of Existing Defaults and Conflicts. Neither the Company nor any of its subsidiaries is (i) in violation of its respective charter, memorandum and articles of association, by-laws or similar organizational documents; (ii) in violation of or default (or with the giving of notice or lapse of time would be in default) under any existing obligation, agreement, covenant or condition contained in any indenture, loan agreement, mortgage, lease, deed of trust or other agreement or instrument to which any of them is a party or by which any of them is bound or to which any of the properties or assets of any of them is subject; or (iii) in breach or violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except in the case of clauses (ii) and (iii) above, for any such defaults or violation that would not, individually or in the aggregate, result in a material adverse effect on the condition (financial or otherwise), results of operations, business, properties, management, general affairs or prospects of the Company and its subsidiaries taken as a whole, or the ability of the Company to perform its obligations under this Agreement or the Deposit Agreement, including the issuance and sale of the Offered Securities, or to consummate the transactions contemplated in the Registration Statement, the General Disclosure Package and the Final Prospectus. (“Material Adverse Effect”).

(xxi) No Immunity. None of the Company or any of its subsidiaries has any right of immunity under the laws of any jurisdiction from any legal action, suit or proceeding, the giving of any relief in any legal action, suit or proceeding, set-off, counterclaim, service of process, attachment upon or prior to judgment, or attachment in aid of execution of judgment, or execution of a judgment, or other legal process or proceeding for the giving of any relief or for the enforcement of a judgment, in any such court, with respect to its obligations, liabilities or any other matter under or arising out of or in connection with this Agreement or the Deposit Agreement.

(xxii) Possession of Licenses and Permits. The Company and its subsidiaries possess, and are in compliance with the terms of, all adequate certificates, authorizations, franchises, licenses and permits issued by appropriate federal, state, local or foreign regulatory bodies (collectively, “Licenses”) necessary or material to the conduct of the business now conducted or proposed to be conducted by them except where the failure to be in compliance with such Licenses would not, individually or in the aggregate, have a Material Adverse Effect. All such Licenses that the Company and its subsidiaries possess are in full force and effect except where the failure to be in full force and effect would not, individually or in the aggregate, have a Material Adverse Effect. The Company and each of its subsidiaries are in compliance with the terms and conditions of all Licenses that they possess and have not received any notice of proceedings relating to the revocation or modification of any such Licenses that, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect.

(xxiii) Labor Laws and Regulations. The Company and its subsidiaries are and have been at all times been in compliance with all applicable labor laws and regulations, except where such non-compliance that would not, individually or in the aggregate, result in a Material Adverse Effect.

(xxiv) Absence of Labor Dispute. Except as would not result in a Material Adverse Effect, (a) no labor dispute with the employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company or any of its subsidiaries, is imminent; and (b) the Company and its subsidiaries are not aware of any existing or imminent labor disturbance by the employees of any of its or any subsidiary’s principal suppliers, manufacturers, customers or contractors.

(xxv) Merger or Consolidation. Neither the Company nor any of its subsidiaries is a party to any memorandum of understanding, letter of intent, definitive agreement or similar agreement with respect to a merger or consolidation or an acquisition or disposition of assets, technologies, business units or businesses.

(xxvi) Termination of Contracts. Neither the Company nor any of its subsidiaries has sent or received any communication regarding termination of, or intent not to renew, any of the contracts or agreements referred to or described in the Registration Statement, the General Disclosure Package and the Final Prospectus or filed as an exhibit to the Registration Statement (including contracts or agreements with customers or suppliers referred to or described in the Registration Statement, the General Disclosure Package and the Final Prospectus), and no such termination or non-renewal has been threatened by any party to any such contract or agreement, except in each case as would not have a Material Adverse Effect.

(xxvii) Possession of Intellectual Property. The Company and its subsidiaries own, possess or can acquire on reasonable terms, adequate trademarks, trade names and other rights to inventions, know-how, patents, copyrights, technology, know-how, confidential information and other intellectual property, including registrations and applications for registration thereof (collectively, “intellectual property rights”) necessary to conduct the business now operated by them, or presently employed by them (except for where the lack of the foregoing would not have a Material Adverse Effect), and have not received any notice of infringement of or conflict with asserted rights of others with respect to any intellectual property rights that, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect.

(xxviii) Environmental Laws. (a) Neither the Company nor any of its subsidiaries (i) is or has been in violation of any foreign, federal, state or local statute, law, rule, regulation, judgment, order, decree, decision, ordinance, code or other legally binding requirement (including common law) relating to the pollution, protection or restoration of the environment, wildlife or natural resources; human health or safety; or the generation, use, handling, transportation, treatment, storage, discharge, disposal or release of, or exposure to, any Hazardous Substance (as defined below) (collectively, “Environmental Laws”), (ii) is conducting or funding, in whole or in part, any investigation, remediation, monitoring or other corrective action pursuant to any Environmental Law, including to address any actual or suspected Hazardous Substance, (iii) has received notice of, or, to the Company’s knowledge is subject to any action, suit, claim or proceeding alleging, any actual or potential liability under, or violation of, any Environmental Law, including with respect to any Hazardous Substance, (iv) is party to any order, decree or agreement that imposes any obligation or liability under any Environmental Law, or (v) is or has been in violation of, or has failed to obtain and maintain, any permit, license, authorization, identification number or other approval required under applicable Environmental Laws; (b) to the knowledge of the Company and its subsidiaries, there are no facts or circumstances that would reasonably be expected to result in any violation of or liability under any Environmental Law, including with respect to any Hazardous Substance, except in the case of clause (a) and (b) above, for such matters as would not individually or in the aggregate have a Material Adverse Effect; and (c) neither the Company nor any of its subsidiaries (i) is subject to any pending or, to the knowledge of the Company, threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigations or proceedings relating to any Environmental Law against the Company or any of its subsidiaries which would have a Material Adverse Effect, nor does the Company or any of its subsidiaries know any such proceeding is contemplated, (ii) is aware of any material effect on the capital expenditures, earnings or competitive position of the Company and its subsidiaries resulting from compliance with Environmental Laws, or (iii) anticipates any material capital expenditures relating to any Environmental Laws. For purposes of this subsection, “Hazardous Substance” means (A) any pollutant, contaminant, petroleum and petroleum products, by-products or breakdown products, radioactive materials, asbestos, asbestos-containing materials, polychlorinated biphenyls or toxic mold, and (B) any other toxic, radioactive, ignitable, corrosive, reactive or otherwise hazardous chemical, material, waste or substance.

(xxix) Accurate Disclosure. The statements in the Registration Statement, the General Disclosure Package and the Final Prospectus under the headings “Risk Factors”, “History and Corporate Structure”, “Business—Contracts and Pricing Model”, “Business—Intellectual Property”, “Business—Insurance”, “Business—Litigation and Other Legal Proceedings”, “Management—Compensation of Directors and Executive Officers”, “Management—Performance Share Plan”, “Related Party Transactions”, “Description of Certain Indebtedness”, “Description of Share Capital”, “Certain Cayman Islands Company Considerations” and “Description of American Depositary Shares”, insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, or insofar as they purport to constitute a summary of the terms of the Offered Securities, the Shares and all other outstanding shares of capital stock of the Company are accurate, and fair summaries in all material respects of such legal matters, agreements, documents or proceedings.

(xxx) Absence of Manipulation. None of the Company, its subsidiaries or to the knowledge of the Company, its affiliates has taken, nor will the Company or its subsidiaries take, and the Company will use commercially reasonable efforts to procure that its affiliates do not take, directly or indirectly, any action that is designed, or would be expected, to cause or result in, or which constitutes, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Offered Securities or to result in a violation of Regulation M under the Exchange Act.

(xxxi) Statistical and Market-Related Data. Any third-party statistical, industry-related and market-related data included in a Registration Statement, a Statutory Prospectus, the General Disclosure Package, the Final Prospectus or any Written Testing-the-Waters Communication is based on or derived from sources that the Company believes to be reliable and accurate, and the Company has obtained the written consent for the use of such data or reasonably believes that the industry consultant Frost & Sullivan has obtained consent from such sources, in any such case to the extent required.

(xxxii) Internal Controls. Except as disclosed in the Registration Statement, the General Disclosure Package and the Final Prospectus, the Company maintains a system of internal controls, including, but not limited to, disclosure controls and procedures, internal controls over accounting matters and financial reporting, an internal audit function and legal and regulatory compliance controls (collectively, “Internal Controls”) that comply with applicable Securities Laws and are sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with IFRS and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Internal Controls are, or upon consummation of the offering of the Offered Securities will be, overseen by the Audit Committee (the “Audit Committee”) of the Company’s Board of Directors (the “Board”) in accordance with Exchange Rules. Except as disclosed in the Registration Statement, the General Disclosure Package and the Final Prospectus, the Company has not publicly disclosed or reported to the Board, and within the next 135 days the Company does not reasonably expect to publicly disclose or report to the Audit Committee or the Board, a “significant deficiency” or “material weakness” (each, as defined in Rule 12b-2 of the Exchange Act), an adverse change in Internal Controls or fraud involving management or other employees who have a significant role in Internal Controls (each, an “Internal Control Event”), any violation of, or failure to comply with, the U.S. federal securities laws and the Exchange Rules, or any matter which, if determined adversely, would have a Material Adverse Effect. Except as disclosed in the Registration Statement, the General Disclosure Package and the Final Prospectus, the Company is not aware of any material weakness or significant deficiency in its Internal Controls.

(xxxiii) Disclosure Controls. The Company’s system of disclosure controls and procedures (as such term is defined in Rule 13a-15(e) of the Exchange Act) was designed to ensure that material information relating to the Company and its subsidiaries is made known to the Company’s principal executive officer and principal financial officer by others within those entities. Except as disclosed in the Registration Statement, the General Disclosure Package and the Final Prospectus, such disclosure controls and procedures are effective to perform the functions for which they were established.

(xxxiv) Independent Accountants. Deloitte & Touche LLP, whose reports on the consolidated financial statements of the Company are included in the Registration Statement, the General Disclosure Package and the Final Prospectus, who have certified certain financial statements of the Company and its subsidiaries, are independent registered public accountants with respect to the Company as required by the Act and by the rules of the Public Company Accounting Oversight Board.

(xxxv) Absence of Accounting Issues. The chief executive officer, chief financial officer or general counsel of the Company, in consultation with the boards of directors of the company or its subsidiaries, where necessary, has confirmed that, except as set forth in the Registration Statement, the General Disclosure Package and the Final Prospectus, the Audit Committee of the Company is not reviewing or investigating and neither the Company’s or its subsidiaries’ independent auditors nor its internal auditors have recommended that a review or investigation regarding, (i) adding to, deleting, changing the application of, or changing the Company’s disclosure with respect to, any of the Company’s material accounting policies; (ii) any matter which could result in a restatement of the Company’s financial statements for any annual or interim period during the current or prior three fiscal years; or (iii) any Internal Control Event.

(xxxvi) Critical Accounting Policies. The section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Registration Statement, General Disclosure Package and the Final Prospectus accurately, completely and fairly describes (i) the accounting policies that the Company believes are the most important in the portrayal of the Company’s financial condition and results of operations and that require management’s most difficult subjective or complex judgment; (ii) the material judgments and uncertainties affecting the application of critical accounting policies; (iii) all material trends, demands, commitments and events known to the Company, and uncertainties, and the potential effects thereof, that the Company believes would materially affect its liquidity and are reasonably likely to occur; and (iv) all off-balance sheet commitments and arrangements of the Company and its subsidiaries, if any. The Company’s directors and management have reviewed and agreed with the selection, application and disclosure of the Company’s critical accounting policies as described in the Registration Statement, the General Disclosure Package and the Final Prospectus and have consulted with its independent accountants with regards to such disclosure.

(xxxvii) No Transaction or Other Taxes. No transaction, stamp, capital or other issuance, registration, transaction, transfer, withholding or other taxes or duties are payable by or on behalf of the Underwriters to the government of the Cayman Islands or any political subdivision or taxing authority thereof or therein, any other jurisdiction in which the Company or any of its subsidiaries are organized, incorporated, engaged in business for tax purposes or otherwise resident for tax purposes, any jurisdiction from or through which a payment is made by or on behalf of the Company or any political subdivision thereof or therein having the authority to tax, in connection with (i) the creation, allotment and issuance of the Shares represented by the ADSs to be sold by the Company, (ii) the deposit with the Depositary and the custodian under the Deposit Agreement of the Shares represented by the ADSs by the Company against the issuance of ADRs evidencing the ADSs, (iii) the sale and delivery of the ADSs to the Underwriters, (iv) the resale and delivery of the ADSs by the Underwriters in the manner contemplated herein, or (v) the execution, delivery or performance of this Agreement or the Deposit Agreement, except that Cayman Islands stamp duty may be payable in the event that this Agreement or the Deposit Agreement is executed in or brought within the jurisdiction of the Cayman Islands.

(xxxviii) Litigation. There are no pending actions, suits or proceedings (including any inquiries or investigations by any court or governmental agency or body, domestic or foreign) against or affecting the Company, any of its subsidiaries, any of their respective directors or executive officers or any of their respective properties that, if determined adversely to the Company, such subsidiary such director or executive officer, would individually or in the aggregate have a Material Adverse Effect, or would materially and adversely affect the ability of the Company to perform its obligations under this Agreement, or which are otherwise material in the context of the sale of the Offered Securities; and no such actions, suits or proceedings (including any inquiries or investigations by any court or governmental agency or body, domestic or foreign) are to the knowledge of the Company or any of its subsidiaries, threatened or contemplated.

(xxxix) Financial Statements. The financial statements included in each Registration Statement and the General Disclosure Package and the Final Prospectus, together with the related schedules and notes, present fairly the financial position of the Company and its consolidated subsidiaries as of the dates shown and their results of operations, stockholders’ equity and cash flows for the periods shown, and such financial statements have been prepared on a basis consistent with the financial statements and books and records of the Company, in conformity with International Financial Reporting Standards as issued by the International Accounting Standards Board (“IFRS”) applied on a consistent basis and the applicable accounting requirements of the Act and the related rules and regulations adopted by the Commission and the schedules included in each Registration Statement present accurately and fairly, in all material respects, the information required to be stated therein. The selected financial data and summary financial information included in the Registration Statement and the Final Prospectus present accurately and fairly the information shown therein and have been derived from the audited financial statements included therein and the accounting records of the Company. No other historical or pro forma financial statements or supporting schedules are required to be included in the Registration Statement or the Final Prospectus under the Act or the rules and regulations promulgated thereunder. The Company does not have any material liabilities or obligations, direct or contingent (including any off-balance sheet obligations) not described in the Registration Statement, the General Disclosure Package and the Final Prospectus.

(xl) No Material Adverse Change in Business. Since the end of the period covered by the latest audited financial statements included in the Registration Statement, the General Disclosure Package and the Final Prospectus (i) there has been no change, nor any development or event involving a prospective change, in the condition (financial or otherwise), results of operations, business, or properties of the Company and its subsidiaries, taken as a whole, that is material and adverse to the Company and its subsidiaries taken as a whole, (ii) except as disclosed in or contemplated by the Registration Statement, the General Disclosure Package and the Final Prospectus, there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of shares in its share capital, (iii) there has been no purchase of its own issued and outstanding share capital made by the Company (iv) there has been no material adverse change in the revenue, employment benefit expense, share capital, short-term indebtedness, long-term indebtedness, cash and cash equivalents, net current assets or net assets of the Company and its subsidiaries taken as whole, (v) there has been no material transaction entered into and there is no material transaction that is probable of being entered into by the Company or any of its subsidiaries other than transactions in the ordinary course of business, (vi) there has been no obligation or liability, direct or contingent, that is material to the Company or any of its subsidiaries taken as a whole, incurred by the Company or any of its subsidiaries and (vii) neither the Company nor any of its subsidiaries has sustained any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or any action, order or decree of any court or arbitrator or governmental or regulatory authority.

(xli) Investment Company Act. The Company is not and, after giving effect to the offering and sale of the Offered Securities and the application of the proceeds thereof as described in the Registration Statement, the General Disclosure Package and the Final Prospectus, will not be required to register as an “investment company” as defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”).

(xlii) Related Party Transactions. Except as disclosed in the Registration Statement, the General Disclosure Package and the Final Prospectus, no material relationships or material transactions, direct or indirect, exist between any of the Company or its subsidiaries on the one hand and their respective shareholders, affiliates, officers and directors or any affiliates or family members of such persons on the other hand.

(xliii) PFIC Status. Based on the Company’s current and expected income and assets (including goodwill and taking into account the expected proceeds from this offering) and the expected market price of the Company’s ADSs following this offering, the Company does not expect to be a “passive foreign investment company” (“PFIC”) as defined in Section 1297 of the United States Internal Revenue Code of 1986, as amended (the “Code”), for the current taxable year or the foreseeable future.

(xliv) Taxes. The Company and each of its subsidiaries has paid all national, local, foreign and other taxes (except as would not have a Material Adverse Effect) and filed all material tax returns required to be paid (except as currently being contested in good faith and for which reserves required by IFRS have been created in the financial statements of the Company) or filed through the date of this Agreement, and no material tax deficiency has been, or could reasonably be expected to be, asserted against the Company or any of its subsidiaries.

(xlv) Insurance. The Company and its subsidiaries, taken as a whole, are insured for losses and risks, which insurance is in such amounts and insures against such losses and risks as the Company believes are prudent and customary for their industry to protect the Company and its subsidiaries and their respective businesses in which they are engaged; all policies of insurance and fidelity or surety bonds insuring the Company or any of its subsidiaries or their respective businesses, assets, employees, officers and directors are in full force and effect; the Company and its subsidiaries are in compliance with the terms of such policies and instruments in all material respects; and there are no pending claims by the Company or any of its subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause which would have a Material Adverse Effect; neither the Company nor any such subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect, except in any such case as set forth in or contemplated in the Registration Statement, the General Disclosure Package and the Final Prospectus; and the Company will obtain directors’ and officers’ insurance in such amounts as is customary for an initial public offering, which may be obtained through any combination of third-party insurance, self-insurance coverage or captive insurance.

(xlvi) No Unlawful Payments. Neither the Company nor any of its subsidiaries, nor any director, officer, nor, to the knowledge of the Company, any affiliate, employee, agent, or other person acting on behalf of the Company or of any of its subsidiaries or affiliates, (i) has made any unlawful contribution, gift, entertainment or other unlawful expense; (ii) has taken or will take any action in furtherance of any unlawful offer, payment, promise to pay, or authorization or approval of the payment or giving of money, property, gifts or anything else of value, directly or indirectly, including to any government or regulatory official, including any officer or employee of a government or government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office (“Governmental Official”) to influence official action or secure an improper advantage; (iii) is aware of or has taken any action, directly or indirectly, that has violated or is in violation of or would result in a violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended, or any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, or committed an offence under the Bribery Act 2010 of the United Kingdom, as amended, and the rules and regulations thereunder or any other applicable anti-bribery or anti-corruption law (collectively, the “Anti-Corruption Laws”); or (iv) made, offered, agreed, requested or taken an act in furtherance of any unlawful bribe or other unlawful benefit, including, without limitation, any rebate, payoff, influence payment, kickback or other unlawful or improper payment or benefit, to any Government Official or other person or entity. The Company and its subsidiaries and, to the knowledge of the Company, its affiliates have conducted their businesses in compliance with applicable anti-corruption laws and have instituted and maintain and will continue to maintain policies and procedures designed to promote and achieve compliance with all applicable anti-bribery and anti-corruption laws and with the representation and warranty contained herein. The Company and its subsidiaries will not, directly or indirectly, use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any person in violation of any Anti-Corruption Laws.

(xlvii) Compliance with Anti-Money Laundering Laws. The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with all applicable financial recordkeeping and reporting requirements, including those of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), and the applicable anti-money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any governmental or regulatory agency in such jurisdictions (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental or regulatory agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company and its subsidiaries, threatened. The Company and its subsidiaries will not, directly or indirectly, use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any person in violation of any Anti-Money Laundering Laws.

(xlviii) Economic Sanctions. Neither the Company nor any of its subsidiaries, nor any director or officer, thereof, nor, to the knowledge of the Company or any of its subsidiaries, any employee, agent, affiliate or representative of the Company or any of its subsidiaries, is an individual or entity (“Person”) that is, or is owned or controlled by a Person that is: the subject or target of any sanctions administered or enforced by the U.S. government (including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person”), the United Nations Security Council, the European Union (including under Council Regulation (EC) No. 194/2008), Her Majesty’s Treasury, the Swiss Secretariat of Economic Affairs, the Hong Kong Monetary Authority, the Monetary Authority of Singapore, or other relevant sanctions or governmental authority (collectively, “Sanctions”), or engaged in any activities sanctionable under the Comprehensive Iran Sanctions, Accountability, and Divestment Act of 2010, the Iran Sanctions Act, the Iran Threat Reduction and Syria Human Rights Act, or any applicable executive order, nor is the Company or any of its subsidiaries located, organized or resident in a country, region or territory that is, or whose government is, the subject or target of Sanctions including, without limitation, Cuba, Iran, North Korea, Sudan, Syria and Crimea (each a “Sanctioned Country”); and the Company and its subsidiaries will not, directly or indirectly, use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person: (i) to fund or facilitate any activities or business of or with, or to finance any investments in, or make any payments to, any Person or in any country or territory that, at the time of such funding or facilitation, is, or whose government is, the subject or target of any Sanctions; (ii) to fund or facilitate any activities of or business or transactions in any Sanctioned Country or (iii) in any other manner that will result in a violation of Sanctions by any Person (including any Person participating in the offering, whether as underwriter, advisor, investor or otherwise). For the past five years, the Company and its subsidiaries have not engaged in, are not now engaged in, and will not engage in, any dealings or transactions with any Person, or in any country or territory, that at the time of the dealing or transaction is or was, or whose government is or was, the subject or target of Sanctions, or with any Sanctioned Country. The Company and its subsidiaries further covenant not to engage, directly or indirectly, in any other activities that would result in a violation of Sanctions by any Person (including any Person participating in the offering, whether as underwriter, advisor, investor or otherwise, except that in relation to any of the foregoing, the Company makes no covenant with respect to the Underwriters’ commissions after such commissions have been paid to the Underwriters).

(xlix) Other Offerings. Except as disclosed in the Registration Statement, the General Disclosure Package and the Final Prospectus, the Company has not sold, issued or distributed any Securities during the six-month period preceding the date hereof, including any sales pursuant to Rule 144A under, or Regulation D or Regulation S of, the Act, other than Securities issued pursuant to employee benefit plans, qualified stock option plans or other employee compensation plans or pursuant to outstanding options, rights or warrants.

(l) Accuracy of Exhibits. There are no contracts or documents which are required to be described in the Registration Statement, the ADS Registration Statement, the General Disclosure Package or the Final Prospectus or to be filed as exhibits to the Registration Statement which have not been so described and filed as required.

(li) Payments of Dividends; Payments in Foreign Currency. Except as disclosed in the General Disclosure Package and the Final Prospectus, (i) none of the Company nor any of its subsidiaries is prohibited, directly or indirectly, from paying any dividends or making any other distributions on its share capital, making or repaying any loan or advance to the Company or any other subsidiary or transferring any of its properties or assets to the Company or any other subsidiary; (ii) under current laws and regulations of the Cayman Islands and any political subdivision thereof, all dividends and other distributions declared and payable on the Shares may be paid by the Company to the holder thereof in United States dollars and all such payments made to holders thereof or therein who are non-residents of the Cayman Islands will not be subject to income, withholding or other taxes under laws and regulations of the Cayman Islands or any political subdivision or taxing authority thereof or therein and will otherwise be free and clear of any other tax, duty, withholding or deduction in the Cayman Islands or any political subdivision or taxing authority thereof or therein and without the necessity of obtaining any governmental authorization; (iii) any enterprise income tax, if applicable to the Company or any of its subsidiaries, has been fully paid; (iv) any withholding tax applicable to the Company or any of its subsidiaries has been duly withheld; and (v) the Company has duly obtained and maintained effective its foreign exchange registration.

(lii) Choice of Law. The choice of the laws of the State of New York as the governing law of this Agreement and the Deposit Agreement is a valid choice of law under the laws of the Cayman Islands and will be observed and given effect to by courts in the Cayman Islands. The Company has the power to submit, and pursuant to Section 17 of this Agreement and Section 20 of the Deposit Agreement, has legally, validly, effectively and irrevocably submitted, to the personal jurisdiction of the U.S. District Court for the Southern District of New York and any state court located in The City and County of New York, and has validly and irrevocably waived any objection to the laying of venue of any suit, action or proceeding brought in any such court. The Company has the power to designate, appoint and empower, and pursuant to Section 17 of this Agreement and Section 21 of the Deposit Agreement, has legally, validly, effectively and irrevocably designated, appointed and empowered, Cogency Global Inc. as its authorized agent for service of process in any action arising out of or relating to this Agreement, the Deposit Agreement, the General Disclosure Package, the Final Prospectus, the Registration Statement, the ADS Registration Statement or the offering of the ADSs in the U.S. District Court for the Southern District of New York and any state court located in The City and County of New York. Service of process effected on such authorized agent will be effective to confer valid personal jurisdiction over the Company as provided in Section 17 of this Agreement and Section 20 of the Deposit Agreement.

(liii) Enforceability of Judgment. Except as disclosed in the Registration Statement, the General Disclosure Package and the Final Prospectus, any final judgment for a fixed or readily calculable sum of money rendered by the U.S. District Court for the Southern District of New York or any state court located in The City and County of New York having jurisdiction under its own domestic laws in respect of any suit, action or proceeding against the Company based upon this Agreement or the Deposit Agreement and any instruments or agreements entered into for the consummation of the transactions contemplated herein and therein would be recognized and enforced against the Company, without re-examination or review of the merits of the cause of action in respect of which the original judgment was given by an action commenced on the foreign judgment debt in the Grand Court of the Cayman Islands, provided that such judgment (i) is given by a foreign court of competent jurisdiction, (ii) imposes on the judgment debtor a liability to pay a liquidated sum for which the judgment has been given, (iii) is not in respect of taxes, a fine or a penalty, (iv) was not obtained in a manner and is not of a kind the enforcement of which is contrary to natural justice or the public policy of the Cayman Islands, and (v) is a final judgment.

3.

Purchase, Sale and Delivery of Offered Securities. On the basis of the representations, warranties and agreements and subject to the terms and conditions set forth herein, the Company agrees to sell to the several Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at a purchase price of US$             per ADS, that number of Firm Securities (rounded up or down, as determined by the Representatives in their discretion, in order to avoid fractions) obtained by multiplying             Firm Securities by a fraction the numerator of which is the number of Firm Securities set forth opposite the name of such Underwriter in Schedule 1 hereto and the denominator of which is the total number of Firm Securities.

In addition, upon written notice from the Representatives given to the Company from time to time not more than 30 days subsequent to the date of the Final Prospectus, the Underwriters may purchase all or less than all of the Optional Securities at the purchase price per share to be paid for the Firm Securities. The Company agrees to sell to the Underwriters the number of Optional Securities specified in such notice and the Underwriters agree, severally and not jointly, to purchase such Optional Securities. Such Optional Securities shall be purchased from the Company for the account of each Underwriter in the same proportion as the number of Firm Securities set forth opposite such Underwriter’s name bears to the total number of Firm Securities (subject to adjustment by the Representatives to eliminate fractions) and may be purchased by the Underwriters only for the purpose of covering over-allotments made in connection with the sale of the Firm Securities. No Optional Securities shall be sold or delivered unless the Firm Securities previously have been, or simultaneously are, sold and delivered. The right to purchase the Optional Securities or any portion thereof may be exercised from time to time and to the extent not previously exercised may be surrendered and terminated at any time upon notice by the Representatives to the Company.

The Firm Securities and any Optional Securities to be purchased by each Underwriter hereunder, in book-entry form, registered in such names as the Representatives may request upon at least forty-eight hours’ prior notice to the Company, shall be delivered by or on behalf of the Company to the Representatives, through the facilities of the Depository Trust Company (“DTC”), for the account of such Underwriter, against payment by or on behalf of such Underwriter of the purchase price therefor by wire transfer of Federal (same-day) funds to the account specified by the Company to the Representatives at least forty-eight hours in advance. The Company will cause the certificates, if any, representing the Firm Securities or the Optional Securities, as the case may be, to be made available for checking and packaging at least twenty-four hours prior to the Closing Date (as defined below) at the office of DTC or its designated custodian (the “Designated Office”). The time and date of delivery and payment shall be, with respect to the Firm Securities shall be 9:30 a.m., New York City time, on                     , 2021, and with respect to the Optional Securities, 9:30 a.m., New York time, on the date specified by the Representatives in each written notice given by the Representatives of the Underwriters’ election to purchase such Optional Securities, or in each case such other time and date as the Representatives and the Company may agree upon in writing. The time and date for delivery of the Firm Securities is herein called the “First Closing Date”. Each such time and date for delivery of the Optional Securities is herein called the “Optional Closing Date”, which may be the First Closing Date. The First Closing Date and each Optional Closing Date, if any, being sometimes referred to as a “Closing Date”.

As compensation for the Underwriters’ commitments, the Company will pay to the Representatives for the Underwriters’ proportionate accounts the sum of US$             per ADS times the total number of Offered Securities purchased by the Underwriters from the Company on each Closing Date. Such payment will be made on each Closing Date with respect to the Offered Securities purchased on such Closing Date.

4.	Offering by Underwriters. It is understood that the several Underwriters propose to offer the Offered Securities for sale to the public as set forth in the Final Prospectus.

5.	Certain Agreements of the Company.

(a) The Company agrees with the several Underwriters that:

(i) Additional Filings. Unless filed pursuant to Rule 462(c) as part of the Additional Registration Statement in accordance with the next sentence, the Company will file the Final Prospectus, in a form approved by the Representatives, with the Commission pursuant to and in accordance with subparagraph (1) (or, if applicable and if consented to by the Representatives, subparagraph (4)) of Rule 424(b) not later than the earlier of (A) the second business day following the execution and delivery of this Agreement or (B) the fifteenth business day after the Effective Time of the Initial Registration Statement. The Company will advise the Representatives promptly of any such filing pursuant to Rule 424(b) and provide satisfactory evidence to the Representatives of such timely filing. If an Additional Registration Statement is necessary to register a portion of the Offered Securities under the Act but the Effective Time thereof has not occurred as of the execution and delivery of this Agreement, the Company will file the Additional Registration Statement or, if filed, will file a post-effective amendment thereto with the Commission pursuant to and in accordance with Rule 462(b) on or prior to 10:00 p.m., New York time, on the date of this Agreement or, if earlier, on or prior to the time the Final Prospectus is finalized and distributed to any Underwriter, or will make such filing at such later date as shall have been consented to by the Representatives.

(ii) Filing of Amendments: Response to Commission Requests. The Company will promptly advise the Representatives of any proposal to amend or supplement at any time the Initial Registration Statement, the ADS Registration Statement, any Additional Registration Statement or any Statutory Prospectus and will not effect such amendment or supplementation without the Representatives’ consent (which consent shall not be unreasonably withheld or delayed); and the Company will also advise the Representatives promptly of (i) the effectiveness of any Additional Registration Statement (if its Effective Time is subsequent to the execution and delivery of this Agreement), (ii) any amendment or supplementation of a Registration Statement, the ADS Registration Statement or any Statutory Prospectus, (iii) any request by the Commission or its staff for any amendment to any Registration Statement or ADS Registration Statement, for any supplement to any Statutory Prospectus or for any additional information, (iv) the institution by the Commission of any stop order proceedings in respect of a Registration Statement or the threatening of any proceeding for that purpose, and (v) the receipt by the Company of any notification with respect to the suspension of the qualification of the Offered Securities in any jurisdiction or the institution or threatening of any proceedings for such purpose. The Company will use its best efforts to prevent the issuance of any such stop order or the suspension of any such qualification and, if issued, to obtain as soon as possible the withdrawal thereof.

(iii) Continued Compliance with Securities Laws. If, at any time prior to the expiration of nine months after the time of issue of the Final Prospectus in connection with the offering or sale of the Offered Securities or at any time when a prospectus relating to the Offered Securities is (or but for the exemption in Rule 172 would be) required to be delivered under the Act by any Underwriter or dealer, any event occurs as a result of which the Final Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Registration Statement or supplement the Final Prospectus to comply with the Act, the Company will promptly notify the Representatives of such event and will promptly prepare and file with the Commission and furnish, at its own expense, to the Underwriters and the dealers and any other dealers upon request of the Representatives, an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance. Neither the Representatives’ consent to, nor the Underwriters’ delivery of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 6 hereof.

(iv) Emerging Growth Company Status. The Company will promptly notify the Representatives if it ceases to be an Emerging Growth Company at any time prior to the later of (i) completion of the distribution of the Offered Securities within the meaning of the Act and (ii) the last Closing Date.

(v) Rule 158. As soon as practicable, but not later than the Availability Date (as defined below), the Company will make generally available to its security holders an earnings statement covering a period of at least 12 months beginning after the Effective Time of the Initial Registration Statement (or, if later, the Effective Time of the Additional Registration Statement) which will satisfy the provisions of Section 11(a) of the Act and Rule 158 under the Act. For the purpose of the preceding sentence, “Availability Date” means the 60th day after the end of the fourth fiscal quarter following the fiscal quarter that includes such Effective Time, except that, if such fourth fiscal quarter is the last quarter of the Company’s fiscal year, “Availability Date” means the 120th day after the end of such fourth fiscal quarter.

(vi) Furnishing of Prospectuses. The Company will furnish to the Representatives copies of each Registration Statement (including all exhibits), each related Statutory Prospectus, and, so long as a prospectus relating to the Offered Securities is (or but for the exemption in Rule 172 would be) required to be delivered under the Act, the Final Prospectus and all amendments and supplements to such documents, in each case in such quantities as the Representatives reasonably request. The Final Prospectus shall be so furnished on or prior to 5:00 p.m., New York time, on or prior to the second business day following the execution and delivery of this Agreement. All other such documents shall be so furnished as soon as available. The Company will pay the expenses of printing and distributing to the Underwriters all such documents.

(vii) Blue Sky Qualifications. The Company will arrange for the qualification of the Offered Securities for sale under the laws of such jurisdictions as the Representatives reasonably designate and will continue such qualifications in effect so long as required for the distribution; provided that the Company shall not be required to qualify as a foreign corporation or to take any action that would subject it to general service of process in any such jurisdiction where it is not presently qualified or already required to be qualified or where it would be subject to taxation as a foreign corporation not otherwise required.

(viii) Listing. The Company will use its reasonable best efforts to list the ADSs for trading, subject to official notice of issuance, on the New York Stock Exchange.

(ix) Licensing. The Company will, upon request of any Underwriter, furnish, or cause to be furnished, to such Underwriter an electronic version of the Company’s trademarks, servicemarks and corporate logo for use on the website, if any, operated by such Underwriter for the purpose of facilitating the on-line offering of the Offered Securities; provided, however, that license to use such trademarks, servicemarks and corporate logo be used solely for the purpose described above, is granted without any fee and may not be assigned or transferred.

(x) Reporting Requirements. During the period of five years hereafter, the Company will furnish to the Representatives and, upon request, to each of the other Underwriters, as soon as practicable after the end of each fiscal year, a copy of its annual report to stockholders for such year; and the Company will furnish to the Representatives (i) as soon as available, a copy of each report and any definitive proxy statement of the Company filed with the Commission under the Exchange Act or mailed to stockholders, and (ii) from time to time, such other information concerning the Company as the Representatives may reasonably request. However, so long as the Company is subject to the reporting requirements of either Section 13 or Section 15(d) of the Exchange Act and is timely filing reports with the Commission on its Electronic Data Gathering, Analysis and Retrieval system (or any successor system) (“EDGAR”), it is not required to furnish such reports or statements to the Underwriters.

(xi) Payment of Expenses. The Company agrees with the several Underwriters that, whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, the Company will pay all expenses incident to the performance of the obligations of the Company under this Agreement, including but not limited to (i) any filing fees and other expenses incurred in connection with qualification of the Offered Securities for sale under the laws of such jurisdictions as the Representatives designate and the preparation, printing, reproduction, mailing and delivery of memoranda relating thereto, (ii) costs and expenses related to the review by FINRA of the Offered Securities (including filing fees), (iii) costs and expenses relating to investor presentations or any “road show” in connection with the offering and sale of the Offered Securities including, without limitation, any travel expenses of the Company’s officers and employees, (iv) any other expenses of the Company including the fees and expenses incident to listing the Offered Securities on the New York Stock Exchange and other national and foreign exchanges, (v) fees and expenses in connection with the registration of the Offered Securities under the Exchange Act, (vi) all costs and expenses related to the transfer and delivery of the Offered Securities and the underlying Shares to the Underwriters, including any transfer or other taxes payable thereon, (vii) expenses incurred in distributing preliminary prospectuses and the Final Prospectus (including any amendments and supplements thereto) to the Underwriters, (viii) expenses incurred for preparing, printing and distributing any Issuer Free Writing Prospectuses to investors or prospective investors, and (ix) the cost of printing or producing any agreement among Underwriters, this Agreement, memoranda in connection with Blue Sky Qualifications, closing documents (including any compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Shares. It is understood, however, that except as provided in Sections 7, 9 and 11 hereof, if the transactions contemplated in this Agreement are consummated, each Underwriter agrees, severally and not jointly, to pay (i) first, its own costs and expenses incurred in connection with the offering of Securities hereby, including any advertising expenses connected with any offers it may make, (ii) second, the fees, expenses and disbursements of Hong Kong, Japan, People’s Republic of China, Spain and U.S. counsels for the Underwriters incurred in connection with the offering of Securities hereby and other capital markets exercises of the Company since March 2019 not consummated prior to this offering and (iii) third, the reasonable and documented fees and expenses of the Company’s counsels as to Canada, Cayman Islands, Malaysia, People’s Republic of China, Philippines, Singapore and Thailand laws incurred in connection with the offering of Securities hereby and other capital markets exercises of the Company since March 2019 not consummated prior to this offering, in the case of (ii) and (iii) in the same proportion as the number of Firm Securities set forth opposite such Underwriter’s name bears to the total number of Firm Securities (subject to adjustment by the Representatives to eliminate fractions) ((i), (ii) and (iii), collectively, the “Approved Expenses”), provided, however, that if the aggregate amount of Approved Expenses to be paid by an Underwriter exceeds 15.0% of such Underwriter’s underwriting discount and commission under this Agreement (the “Approved Expenses Limit”), the Company agrees that it shall pay all such Approved Expenses in excess of such Approved Expenses Limit. In this clause Section 5(a)(xi), “underwriting discount and commission” means US$             per ADS multiplied by the number of Firm Securities set forth opposite the name of such Underwriter in Schedule 1 hereto. For the avoidance of doubt, the fees and expenses of the Company’s counsels as to U.S. and New York State laws shall be paid by the Company. In addition to the foregoing, the Company will pay the fees and expenses of the QIU (as defined herein).

(xii) Use of Proceeds. The Company will use the net proceeds received by it in connection with this offering in the manner described in the “Use of Proceeds” section of the Registration Statement, the General Disclosure Package and the Final Prospectus, and except as disclosed in the Registration Statement, the General Disclosure Package and the Final Prospectus in respect of the Credit Suisse Facility (as defined in the Registration Statement, the General Disclosure Package and the Final Prospectus), the Company does not intend to use any of the proceeds from the sale of the Offered Securities hereunder to repay any outstanding debt owed to any Underwriter or affiliate of any Underwriter.

(xiii) Absence of Manipulation. The Company will not take, directly or indirectly, any action designed to or that would constitute or that would reasonably be expected to cause or result in, stabilization or manipulation of the price of any securities of the Company to facilitate the sale or resale of the Offered Securities.

(xiv) Taxes. The Company will indemnify and hold harmless the Underwriters against any documentary, stamp or similar issue tax, including any interest and penalties, on the creation, issue and sale of the Offered Securities and on the execution and delivery of this Agreement. All payments to be made by the Company hereunder shall be made without withholding or deduction for or on account of any present or future taxes, duties or governmental charges whatsoever unless the Company is compelled by law to deduct or withhold such taxes, duties or charges. In that event, the Company shall pay such additional amounts as may be necessary in order that the net amounts received after such withholding or deduction shall equal the amounts that would have been received if no withholding or deduction had been made.

(xv) (A) Restriction on Sale of Securities by Company. For the period commencing on the date hereof and continuing for 180 days after the date hereof or such earlier date that the Representatives consent to in writing (the “Lock-Up Period”), the Company will not, directly or indirectly, take any of the following actions with respect to the ADSs, the Shares or any securities of the Company that are substantially similar to the Offered Securities, the underlying Shares or any securities convertible into or exchangeable or exercisable for ADSs, Shares or other capital stock of the Company (collectively, “Lock-Up Securities”): (i) offer, sell, issue, pledge, contract to sell, contract to purchase, grant any option, right or warrant to purchase, lend, make any short sale or otherwise transfer or dispose of, directly or indirectly, Lock-Up Securities, (ii) enter into any swap, hedge or any other agreement that transfers, in whole or in part, the economic consequences of ownership of Lock-Up Securities, (iii) establish or increase a put equivalent position or liquidate or decrease a call equivalent position in Lock-Up Securities within the meaning of Section 16 of the Exchange Act or (iv) file with the Commission a registration statement under the Act relating to Lock-Up Securities, or publicly disclose the intention to take any such action, whether any such transaction described above is to be settled by delivery of ADSs, Shares or such other securities, in cash or otherwise (other than the Offered Securities to be sold hereunder) without the prior written consent of the Representatives, except (i) issuances of the ADSs and Shares underlying the ADSs in connection with the transactions contemplated hereby, (ii) issuances of Lock-Up Securities pursuant to the conversion or exchange of convertible or exchangeable securities or the exercise of warrants or options, in each case outstanding on the date hereof, (iii) grants of employee stock options pursuant to the terms of a plan in effect on the date hereof and disclosed in the Registration Statement, the General Disclosure Package and the Final Prospectus, and issuances of Locked-Up Securities pursuant to the exercise of such options, and (iv) the issuance of warrants to Airbnb Inc. (or any of its affiliates) to acquire up to         % of the Company’s ordinary shares (calculated on a fully diluted and as-converted basis immediately following the Offering).

(B) Agreement to Announce Lock-up Waiver. If the Representatives, in their sole discretion, agree to release or waive the restrictions set forth in a lock-up agreement described in Section 6(n) hereof for an officer or director of the Company and provide the Company with notice of the impending release or waiver at least four business days before the effective date of the release or waiver, the Company agrees to announce the impending release or waiver by a press release substantially in the form of Exhibit J hereto through a major news service or through other means permitted by FINRA at least two business days before the effective date of the release or waiver.

(xvi) Free Writing Prospectuses. The Company represents and agrees that, unless they obtain the prior consent of the Representatives, and each Underwriter represents and agrees that, unless it obtains the prior consent of the Company and the Representatives, it has not made and will not make any offer relating to the Offered Securities that would constitute an Issuer Free Writing Prospectus, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405, required to be filed with the Commission. Any such free writing prospectus consented to by the Company and the Representatives is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company represents that it has treated and agrees that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433, and has complied and will comply with the requirements of Rules 164 and 433 applicable to any Permitted Free Writing Prospectus, including timely Commission filing where required, legending and record keeping. The Company represents that is has satisfied and agrees that it will satisfy the conditions in Rule 433 to avoid a requirement to file with the Commission any electronic road show.

6.

Conditions of the Obligations of the Underwriters. The obligations of the several Underwriters to purchase and pay for the Firm Securities on the First Closing Date and the Optional Securities to be purchased on each Optional Closing Date will be subject to the accuracy of the representations and warranties of the Company herein (as though made on such Closing Date), to the accuracy of the statements of Company officers made pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions precedent:

(a) Accountants’ Comfort Letter. The Representatives shall have received letters, dated, respectively, the date hereof and each Closing Date, of Deloitte & Touche LLP confirming that they are a registered public accounting firm and independent public accountants within the meaning of the Securities Laws and in substantially the form attached hereto as Exhibit A (except that, in any letter dated a Closing Date, the specified date referred to in the comfort letters shall be a date no more than three business days prior to such Closing Date).

(b) Effectiveness of Registration Statement. If the Effective Time of the Additional Registration Statement (if any) is not prior to the execution and delivery of this Agreement, such Effective Time shall have occurred not later than 10:00 p.m., New York time, on the date of this Agreement or, if earlier, the time the Final Prospectus is finalized and distributed to any Underwriter, or shall have occurred at such later time as shall have been consented to by the Representatives. The Final Prospectus shall have been filed with the Commission in accordance with the Rules and Regulations and Section 5(a)(i) hereof. Prior to such Closing Date, no stop order suspending the effectiveness of a Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or, to the knowledge of any, the Company or the Representatives, shall be contemplated by the Commission.

(c) No Material Adverse Change. Subsequent to the execution and delivery of this Agreement, there shall not have occurred (i) any change, or any development or event involving a prospective change, in the condition (financial or otherwise), results of operations, business or properties of the Company and its subsidiaries taken as a whole which, in the judgment of the Representatives, is material and adverse and makes it impractical or inadvisable to market the Offered Securities; (ii) any downgrading in the rating of any debt securities of the Company by any “nationally recognized statistical rating organization” (as defined in Section 3(a)(62) of the Exchange Act), or any public announcement that any such organization has under surveillance or review its rating of any debt securities of the Company (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating); (iii) any change in either U.S., Cayman Islands, Hong Kong, Singapore or international financial, political or economic conditions or currency exchange rates or exchange controls the effect of which is such as to make it, in the judgment of the Representatives, impractical to market or to enforce contracts for the sale of the Offered Securities, whether in the primary market or in respect of dealings in the secondary market; (iv) any suspension or material limitation of trading in securities generally on the New York Stock Exchange or the Nasdaq Stock Market, or any setting of minimum or maximum prices for trading on such exchange; (v) or any suspension of trading of any securities of the Company on any exchange or in the over-the-counter market; (vi) any banking moratorium declared by any U.S. federal, New York, Cayman Islands, Hong Kong or Singapore authorities; (vii) any major disruption of settlements of securities, payment or clearance services in the United States, Cayman Islands, Hong Kong, Singapore or any other country where such securities are listed or (viii) any attack on, outbreak or escalation of hostilities or act of terrorism involving the United States, Cayman Islands, Hong Kong, or Singapore, any declaration of war by Congress or any other national or international calamity or emergency if, in the judgment of the Representatives, the effect of any such attack, outbreak, escalation, act, declaration, calamity or emergency is such as to make it impractical or inadvisable to market the Offered Securities or to enforce contracts for the sale of the Offered Securities.

(d) Opinion and 10b-5 Statement of U.S. Counsel for the Company. The Representatives shall have received a corporate opinion, negative assurance letter and opinion with respect to certain U.S. federal tax matters, each dated such Closing Date, of Skadden, Arps, Slate, Meagher & Flom LLP, counsel for the Company, in the forms attached hereto as Exhibit B.

(e) Opinion of Cayman Islands Counsel for the Company. The Representatives shall have received an opinion, dated such Closing Date, of Maples and Calder (Hong Kong) LLP, Cayman Islands counsel for the Company, in the form attached hereto as Exhibit C.

(f) Opinion of Singapore Counsel for the Company. The Representatives shall have received an opinion, dated such Closing Date, of Allen & Gledhill LLP, Singapore counsel for the Company, in the form attached hereto as Exhibit D.

(g) Opinion of Thailand Counsel for the Company. The Representatives shall have received an opinion, dated such Closing Date, of Thanathip & Partners, Thailand counsel for the Company, in the form attached hereto as Exhibit E.

(h) Opinion of Malaysia Counsel for the Company. The Representatives shall have received an opinion, dated such Closing Date, of Rahmat Lim & Partners, Malaysia counsel for the Company, in the form attached hereto as Exhibit F.

(i) Opinion of Philippines Counsel for the Company. The Representatives shall have received an opinion, dated such Closing Date, of Picazo Buyco Tan Fider & Santos, Philippines counsel for the Company, in the form attached hereto as Exhibit G.

(j) Opinion of People’s Republic of China Counsel for the Company. The Representatives shall have received an opinion, dated such Closing Date, of Zhong Lun Law Firm, People’s Republic of China counsel for the Company, in the form attached hereto as Exhibit H.

(k) Opinion and 10b-5 Statement of U.S. Counsel for Underwriters. The Representatives shall have received from Latham & Watkins LLP, counsel for the Underwriters, such opinion or opinions and negative assurance letter, dated such Closing Date, with respect to such matters as the Representatives may require, in form and substance reasonably satisfactory to the Representatives, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

(l) Opinion of Depositary’s Counsel. The Representatives shall have received from Paul Hastings LLP, counsel for the Depositary, an opinion dated such Closing Date, with respect to such matters as the Representatives may require, in form and substance reasonably satisfactory to the Representatives.

(m) Officers’ Certificate. The Representatives shall have received a certificate, dated such Closing Date, of an executive officer of the Company and a principal financial or accounting officer of the Company in which such officers shall state that, to their knowledge, for and on behalf of the Company that: the representations and warranties of the Company in this Agreement are true and correct; the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to such Closing Date; no stop order suspending the effectiveness of any Registration Statement has been issued and no proceedings for that purpose have been instituted or, to their knowledge after reasonable investigation, are contemplated by the Commission; the Additional Registration Statement (if any) satisfying the requirements of subparagraphs (1) and (3) of Rule 462(b) was timely filed pursuant to Rule 462(b), including payment of the applicable filing fee in accordance with Rule 456(a) or (b); and, subsequent to the date of the most recent financial statements in the General Disclosure Package and the Final Prospectus, there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the condition (financial or otherwise), results of operations, business or properties of the Company and its subsidiaries taken as a whole except as set forth in the General Disclosure Package and the Final Prospectus or as described in such certificate.

(n) Lock-Up Agreements. On or prior to the date hereof, the Representatives shall have received lockup agreements in the form set forth on Exhibit I hereto from each executive officer, director, stockholder and other equity holder of the Company specified in Schedule 3 to this Agreement.

(o) Deposit Agreement. The Company and the Depositary shall have entered into the Deposit Agreement, and the Deposit Agreement shall be in full force and effect on the Closing Date. The Company shall have taken all actions necessary to permit the deposit of the Shares that will underlie the ADSs to be issued in accordance with the Deposit Agreement.

(p) Depositary Certificate. The Depositary shall have furnished or caused to be furnished to the Representatives a certificate of one of its authorized officers, in a form reasonably satisfactory to the Representatives, with respect to the deposit with it of the Shares against issuance of the ADSs, the execution, issuance and countersignature and delivery of the ADSs pursuant to the Deposit Agreement and such other matters related thereto as the Representatives may reasonably request.

(q) Depositary Side Letter. The Company shall have entered into a side letter instructing the Depositary, for a period of 180 days after the date of the Final Prospectus, not to accept Shares for deposit under the Deposit Agreement for the purpose of issuance of ADSs unless the Company has consented to such deposit.

(r) No FINRA Objection. FINRA shall not have raised any objection with respect to the fairness or reasonableness of the underwriting arrangements or transactions contemplated hereby.

(s) FinCEN Certificate. On or before the date of this Agreement, the Representatives shall have received a certificate satisfying the beneficial ownership due diligence requirements of the Financial Crimes Enforcement Network (“FinCEN”) from the Company in form and substance reasonably satisfactory to the Representatives, along with such additional supporting documentation as the Representatives have reasonably requested in connection with the verification of the foregoing certificate.

(t) Requested Information. The Representatives and counsel for the Representatives shall have received such information, documents, certificates and opinions as they may reasonably require for the purpose of enabling them to pass upon the accuracy and completeness of any statement in the Registration Statement, the General Disclosure Package or the Final Prospectus or the issuance and sale of the Offered Securities or in order to evidence the accuracy of any of the representations or warranties or the satisfaction of any of the conditions or agreements contained herein.

(u) Chief Financial Officer’s Certificate. The Representatives shall have received on the date hereof and such Closing Date, as the case may be, certificates in the form set forth on Exhibit K, dated such date and signed by the chief financial officer of the Company, to his knowledge, on behalf of the Company that certain operating and financial data disclosed in the Registration Statement, the General Disclosure Package and the Final Disclosure Package have been derived from and verified against (or calculated based on data derived from and verified against) the Company’s accounting and business records, and such officer has no reason to believe that such data is untrue or inaccurate (giving effect to rounding where applicable).

(v) Listing Approval. The ADSs to be sold at such Closing Date shall have been duly listed, subject to official notice of issuance, on the New York Stock Exchange.

The Company will furnish the Representatives with such conformed copies of such opinions, certificates, letters and documents as the Representatives reasonably request. The Representatives may in their sole discretion waive on behalf of the Underwriters compliance with any conditions to the obligations of the Underwriters hereunder, whether in respect of an Optional Closing Date or otherwise.

7.	Indemnification and Contribution.

(a) Indemnification of Underwriters by Company. The Company will indemnify and hold harmless each Underwriter, its partners, members, directors, officers, employees, agents, affiliates (including each broker-dealer of such Underwriter) and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act (each an “Indemnified Party”), against any and all losses, claims, damages and liabilities, joint or several, to which such Indemnified Party may become subject, under the Act, the Exchange Act, other Federal or state statutory law or regulation or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any part of any Registration Statement at any time, the ADS Registration Statement as of any time, any Statutory Prospectus as of any time, the Final Prospectus, any Issuer Free Writing Prospectus or any Written Testing-the-Waters Communication, or arise out of or are based upon the omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Indemnified Party for any legal or documented other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending against any loss, claim, damage, liability, action, litigation, investigation or proceeding whatsoever (whether or not such Indemnified Party is a party thereto), whether threatened or commenced, and in connection with the enforcement of this provision with respect to any of the above as such expenses are incurred; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 7(b) below.

(b) Indemnification of Company. Each Underwriter will severally and not jointly indemnify and hold harmless the Company, each of its directors and each of its officers who signs a Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act (each, an “Underwriter Indemnified Party”) against any losses, claims, damages and liabilities to which such Underwriter Indemnified Party may become subject, under the Act, the Exchange Act, or other Federal or state statutory law or regulation or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any part of any Registration Statement at any time, the ADS Registration Statement as of any time, any Statutory Prospectus as of any time, the Final Prospectus, any Issuer Free Writing Prospectus or any Written Testing-the-Waters Communication or arise out of or are based upon the omission or the alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representatives specifically for use therein, and will reimburse any legal or documented other expenses reasonably incurred by such Underwriter Indemnified Party in connection with investigating or defending against any such loss, claim, damage, liability, action, litigation, investigation or proceeding whatsoever (whether or not such Underwriter Indemnified Party is a party thereto), whether threatened or commenced, based upon any such untrue statement or omission, or any such alleged untrue statement or omission as such expenses are incurred, it being understood and agreed that the only such information furnished by any Underwriter consists of the following information in the Final Prospectus furnished on behalf of each Underwriter: the concession and reallowance figures appearing in the seventh paragraph under the caption “Underwriting—Conflicts of Interest” and the information contained in the eleventh and twelfth paragraphs under the caption “Underwriting—Conflicts of Interest”.

(c) Actions against Parties; Notification. Promptly after receipt by an indemnified party under this Section 7 or Section 9 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under Section 7(a) or 7(b) above or Section 9, notify the indemnifying party of the commencement thereof; but the failure to notify the indemnifying party shall not relieve it from any liability that it may have under Section 7(a) or 7(b) above or Section 9 except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided further that the failure to notify the indemnifying party shall not relieve it from any liability that it may have to an indemnified party otherwise than under Section 7(a) or 7(b) above or Section 9. In case any such action is brought against any indemnified party and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section 7 or Section 9 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement (i) includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of an indemnified party. No indemnifying party shall be liable for any settlement or compromise of, or consent to the entry of judgment with respect to, any such action or claim settled without its consent (not to be unreasonably withheld or delayed), but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for legal expenses as contemplated by Section 7(a) or 7(b) above in connection with the enforcement of such provision, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request for reimbursement and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement.

(d) Contribution. If the indemnification provided for in this Section is unavailable or insufficient to hold harmless an indemnified party under Section 7(a) or 7(b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in Section 7(a) or 7(b) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Offered Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this Section 7(d) shall be deemed to include any legal or documented other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this Section 7(d). Notwithstanding the provisions of this Section 7(d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Offered Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations in this Section 7(d) to contribute are several in proportion to their respective underwriting obligations and not joint. The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7(d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 7(d).

(e) Additional Liability. The obligations of the Company under this Section 7 shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each Indemnified Party; and the obligations of the Underwriters under this Section 7 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each Underwriter Indemnified Party (including any person who, with his or her consent, is named in the Registration Statement as about to become a director of the Company).

8.

Default of Underwriters. If any Underwriter or Underwriters default in their obligations to purchase Offered Securities hereunder on either the First Closing Date or any Optional Closing Date and the aggregate number of Offered Securities that such defaulting Underwriter or Underwriters agreed but failed to purchase does not exceed 10% of the total number of Offered Securities that the Underwriters are obligated to purchase on such Closing Date, the Representatives may make arrangements satisfactory to the Company for the purchase of such Offered Securities by other persons, including any of the Underwriters, but if no such arrangements are made by such Closing Date, the non-defaulting Underwriters shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the Offered Securities that such defaulting Underwriters agreed but failed to purchase on such Closing Date. If any Underwriter or Underwriters so default and the aggregate number of Offered Securities with respect to which such default or defaults occur exceeds 10% of the total number of Offered Securities that the Underwriters are obligated to purchase on such Closing Date and arrangements satisfactory to the Company for the purchase of such Offered Securities by other persons are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter or the Company, except as provided in Section 10 (provided that if such default occurs with respect to Optional Securities after the First Closing Date, this Agreement will not terminate as to the Firm Securities or any Optional Securities purchased prior to such termination). As used in this Agreement, the term “Underwriter” includes any person substituted for an Underwriter under this Section. Nothing herein will relieve a defaulting Underwriter from liability for its default.

9.

Qualified Independent Underwriter. The Company hereby confirms that at its request Goldman Sachs & Co. LLC has without compensation acted as “qualified independent underwriter” (in such capacity, the “QIU”) within the meaning of Rule 5121 of FINRA in connection with the offering of the Offered Securities. The Company will indemnify and hold harmless the QIU, its partners, members, directors, officers, employees, agents, affiliates (including each broker-dealer of such QIU) and each person, if any, who controls such QIU within the meaning of Section 15 of the Act or Section 20 of the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which the QIU may become subject, under the Act, the Exchange Act, other federal or state statutory law or regulation or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon the QIU’s acting (or alleged failing to act) as such “qualified independent underwriter” and will reimburse the QIU for any legal or documented other expenses reasonably incurred by the QIU in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred, provided that in the case of an untrue statement or alleged untrue statement of any material fact contained in any part of any Registration Statement at any time, the ADS Registration Statement as of any time, any Statutory Prospectus as of any time, the Final Prospectus, any Issuer Free Writing Prospectus or any Written Testing-the-Waters Communication or arisen out of or are based upon the omission or the alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading.

10.

Termination. The Underwriters may terminate this Agreement by notice given by the Representatives to the Company, if after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on, or by, as the case may be, any of the New York Stock Exchange or The Nasdaq Global Market, (ii) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market, (iii) a major disruption of settlements of securities, payment or clearance services in the United States, Cayman Islands, Hong Kong or Singapore shall have occurred, (iv) any banking moratorium shall have been declared by any U.S. federal, New York State, Cayman Islands, Hong Kong, or Singapore authorities or (v) there shall have occurred any outbreak or escalation of hostilities or act of terrorism involving the United States, Cayman Islands, Hong Kong or Singapore, any declaration of war by Congress or any other national or international calamity or emergency that, in the judgment of the Representatives, is such as to make it impractical or inadvisable to proceed with the offer, sale or delivery of the Offered Shares on the terms and in the manner contemplated in the Registration Statement, the General Disclosure Package or the Final Prospectus.

11.

Survival of Certain Representations and Obligations. The respective indemnities, agreements, representations, warranties and other statements of the Company or its officers and of the several Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of any Underwriter, the Company or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Offered Securities. If the purchase of the Offered Securities by the Underwriters is not consummated for any reason other than solely because of the termination of this Agreement pursuant to Section 10 hereof, the Company will reimburse the Underwriters for all out-of-pocket documented expenses (including fees and disbursements of counsel) reasonably incurred by them in connection with the offering of the Offered Securities, and the respective obligations of the Company and the Underwriters pursuant to Section 7 hereof shall remain in effect. In addition, if any Offered Securities have been purchased hereunder, the representations and warranties in Section 2 and all obligations under Section 5 shall also remain in effect.

12.

Notices. All communications hereunder will be in writing and, if sent to the Underwriters, will be mailed, delivered or telegraphed and confirmed to the Representatives, c/o Goldman Sachs & Co. LLC, 200 West Street, New York, New York 10282-2198, Attention: Registration Department and c/o Credit Suisse Securities (USA) LLC, Eleven Madison Avenue, New York, N.Y. 10010-3629, Attention: LCD-IBD, or, if sent to the Company, will be mailed, delivered or telegraphed and confirmed to it at 750D Chai Chee Road, #06-01/06 ESR BizPark @ Chai Chee, Singapore 469004; provided, however, that any notice to an Underwriter pursuant to Section 7 will be mailed, delivered or telegraphed and confirmed to such Underwriter.

13.

Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 7, and no other person will have any right or obligation hereunder.

14.

Representation of Underwriters. The Representatives will act for the several Underwriters in connection with the transactions contemplated by this Agreement, and any action under this Agreement taken by the Representatives jointly will be binding upon all the Underwriters. No purchaser of any of the Offered Securities from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.

15.

Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

16.	Absence of Fiduciary Relationship. The Company acknowledges and agrees that:

(a) No Other Relationship. The Representatives have been retained solely to act as underwriters in connection with the sale of the Offered Securities and that no fiduciary, advisory or agency relationship between the Company, on the one hand, and the Representatives, on the other, has been created in respect of any of the transactions contemplated by this Agreement or the Final Prospectus, irrespective of whether the Representatives have advised or are advising the Company on other matters;

(b) Arms’ Length Negotiations. The price of the Offered Securities set forth in this Agreement was established by Company following discussions and arms-length negotiations with the Representatives, and the Company is capable of evaluating and understanding and understand and accept the terms, risks and conditions of the transactions contemplated by this Agreement;

(c) Absence of Obligation to Disclose. The Company has been advised that the Representatives and their affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company and that the Representatives have no obligation to disclose such interests and transactions to the Company by virtue of any fiduciary, advisory or agency relationship; and

(d) Waiver. The Company waives, to the fullest extent permitted by law, any claims it may have against the Representatives for breach of fiduciary duty or alleged breach of fiduciary duty and agree that the Representatives shall have no liability (whether direct or indirect) to the Company in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on behalf of or in right of the Company, including stockholders, employees or creditors of the Company.

17.

Applicable Law. This Agreement and any transaction contemplated by this Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to principles of conflict of laws that would result in the application of any other law than the laws of the State of New York. The Company agrees that any suit or proceeding arising in respect of this Agreement or any transaction contemplated by this Agreement will be tried exclusively in the U.S. District Court for the Southern District of New York or, if that court does not have subject matter jurisdiction, in any state court located in The City and County of New York (“New York Court”) and the Company hereby submits to the non-exclusive jurisdiction of, and to venue in, such courts.

The Company irrevocably and unconditionally waives any objection to the laying of venue of any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby in New York Court and irrevocably and unconditionally waives and agrees not to plead or claim in any New York Court that any such suit or proceeding in any such court has been brought in an inconvenient forum.

The Company irrevocably appoints Cogency Global Inc., as its authorized agent in The City and County of New York upon which process may be served in any such suit or proceeding, and agrees that service of process upon such agent, and written notice of said service to the Company by the person serving the same to the address provided in Section 12, shall be deemed in every respect effective service of process upon the Company in any such suit or proceeding. The Company further agrees to take any and all action as may be necessary to maintain such designation and appointment of such agent in full force and effect for a period of seven years from the date of this Agreement.

The obligation of the Company pursuant to this Agreement in respect of any sum due to any Underwriter shall, notwithstanding any judgment in a currency other than United States dollars, not be discharged until the first business day, following receipt by such Underwriter of any sum adjudged to be so due in such other currency, on which (and only to the extent that) such Underwriter may in accordance with normal banking procedures purchase United States dollars with such other currency; if the United States dollars so purchased are less than the sum originally due to such Underwriter hereunder, the Company agrees, as a separate obligation and notwithstanding any such judgment, to indemnify such Underwriter against such loss. If the United States dollars so purchased are greater than the sum originally due to such Underwriter hereunder, such Underwriter agrees to pay to the Company an amount equal to the excess of the dollars so purchased over the sum originally due to such Underwriter hereunder.

18.

Waiver of Jury Trial. The Company hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

19.	Time of the Essence. Time shall be of the essence of this Agreement.

20.	Business Days(a) . As used herein, the term “business day” shall mean any day when the Commission’s office in Washington, D.C. is open for business.

21.

Prior Agreements. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and the Underwriters, or any of them, with respect to the subject matter hereof.

22.

Counterparts. This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

23.	Recognition of the U.S. Special Resolution Regimes.

(i) In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(ii) In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

As used in this Section 23:

“BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).

“Covered Entity” means any of the following:

(i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

[The remainder of this page intentionally left blank]

If the foregoing is in accordance with your understanding, please sign and return to us one for the Company and each of the Representatives plus one for each counsel and the Custodian counterparts hereof, and upon the acceptance hereof by the Representatives, on behalf of each of the Underwriters, this letter and such acceptance hereof shall constitute a binding agreement among each of the Underwriters and the Company. It is understood that the Representatives’ acceptance of this letter on behalf of each of the Underwriters is pursuant to the authority set forth in a form of Agreement among Underwriters, the form of which shall be submitted to the Company for examination, upon request, but without warranty on the Representatives’ part as to the authority of the signers thereof

Very truly yours,

TDCX INC.

By:
Name:
Title:

[Signature page to Underwriting Agreement]

The foregoing Underwriting Agreement is hereby confirmed and accepted as of the date first above written.

Acting on behalf of themselves and as the Representative of the several Underwriters.

GOLDMAN SACHS & CO. LLC

By:
Name:
Title:

[Signature page to Underwriting Agreement]

Acting on behalf of themselves and as the Representative of the several Underwriters.

CREDIT SUISSE SECURITIES (USA) LLC

By:
Name:
Title:

[Signature page to Underwriting Agreement]

SCHEDULE 1

Underwriter	Number of Firm Securities to be Purchased
Goldman Sachs & Co. LLC
Credit Suisse Securities (USA) LLC
Total

SCHEDULE 2

General Use Free Writing Prospectuses (included in the General Disclosure Package)

“General Use Issuer Free Writing Prospectus” includes each of the following documents:

1.	Final term sheet, dated ___________.

Other Information Included in the General Disclosure Package

The following information is also included in the General Disclosure Package

1.	The initial price to the public of the Offered Securities is US$ per ADS.

2.	The number of Firm Securities purchased by the Underwriters is .

SCHEDULE 3

[____]

EXHIBIT A

Form of Comfort Letter

EXHIBIT B

Form of Opinions of U.S. Counsel to the Company

EXHIBIT C

Form of Opinion of Cayman Islands Counsel for the Company

EXHIBIT D

Form of Opinion of Singapore Counsel for the Company

EXHIBIT E

Form of Opinion of Thailand Counsel for the Company

EXHIBIT F

Form of Opinion of Malaysia Counsel for the Company

EXHIBIT G

Form of Opinion of Philippines Counsel for the Company

EXHIBIT H

Form of Opinion of People’s Republic of China Counsel for the Company

EXHIBIT I

Form of Lock-Up Agreement

[Insert date]

TDCX Inc.

c/o CEO, TDCX Holdings Pte. Ltd.

750D Chai Chee Road

#06-01/06

ESR BizPark @Chai Chee

Singapore 469004

Goldman Sachs & Co. LLC

Credit Suisse Securities (USA) LLC

c/o Goldman Sachs & Co. LLC

200 West Street

New York, N.Y. 10282-2198

c/o Credit Suisse Securities (USA) LLC

Eleven Madison Avenue

New York, N.Y. 10010-3629

Ladies and Gentlemen:

As an inducement to the underwriters to execute the Underwriting Agreement (the “Underwriting Agreement”), pursuant to which an offering (the “Offering”) will be made that is intended to result in the establishment of a public market for                 American Depositary Shares (“ADSs”), each representing                 Class A ordinary shares (“Shares”), par value US$                 per share (the ADSs, the Shares and any security convertible into or exercisable or exchangeable for ADSs or Shares, the “Securities”) of TDCX Inc., and any successor (by merger or otherwise) thereto, (the “Company”), the undersigned hereby agrees that during the period specified in the following paragraph (the “Lock-Up Period”), the undersigned will not (i) offer, sell, issue, pledge, contract to sell, contract to purchase, grant any option, right or warrant to purchase, lend, make any short sale or otherwise transfer or dispose of Securities directly owned by the undersigned (including holding as a custodian) or with respect to which the undersigned has beneficial ownership within the rules and regulations of the Securities and Exchange Commission, (ii) enter into any swap, hedge or any other agreement that transfers, in whole or in part, the economic consequences of ownership of the Securities, or (iii) file with the Commission a registration statement under the Act relating to the Securities, or publicly disclose the intention to take any such action, whether any such transaction described above is to be settled by delivery of the Securities, any shares underlying the Securities or any other securities, in cash or otherwise without, in each case, the prior written consent of Goldman Sachs & Co. LLC (“Goldman Sachs”) and Credit Suisse Securities (USA) LLC (“Credit Suisse”). Unless otherwise defined, capitalized terms used herein shall have the definitions set forth in the Underwriting Agreement.

The Lock-Up Period will commence on the date of this Lock-Up Agreement and continue and include the date that is 180 days after the public offering date set forth on the final prospectus used to sell the Securities (the “Public Offering Date”) pursuant to the Underwriting Agreement.

Any Securities received upon exercise of options granted to the undersigned will also be subject to this Lock-Up Agreement. The foregoing restrictions shall not apply to (a) any Securities acquired by the undersigned in the open market will not be subject to this Lock-Up Agreement, (b) transfers of Securities to a family member or trust, will or intestacy or by bona fide gift may be made, (c) if the undersigned is a partnership, limited liability company or corporation, distributions or transfers of Securities to partners, members or shareholders of, or affiliates (as defined in Rule 12b-2 under the Exchange Act) wholly-owned or majority-owned by, the undersigned, (d) transfers to an entity beneficially owned and controlled by the undersigned, (e) transfers of Securities by operation of law, including pursuant to an order of a court (including a domestic order or a negotiated divorce settlement) or regulatory agency; provided that in the case of any transfer or distribution pursuant to clauses (b), (c), (d) or (e), the donee, distributee or transferee agrees to be bound in writing by the terms of a lock-up letter in the form of this Lock-up Agreement for the remainder of the Lock-up Period prior to such transfer, such transfer shall not involve a disposition for value and no filing by any party (donor, donee, transferor or transferee) under the United States Securities Exchange Act of 1934, as amended (the “Exchange Act”) shall be required or shall be voluntarily made in connection with such transfer (other than a filing on a Form 5 made after the expiration of the Lock-Up Period); (f) any sale of Securities by the undersigned to the Underwriters contemplated under the Underwriting Agreement, (g) transfers of Securities to the Company pursuant to any contractual arrangement that provides for the repurchase of the undersigned’s Securities by the Company in connection with the termination of the undersigned’s employment or directorship with the Company or any subsidiaries or consolidated affiliated entity of the Company as described in the Final Prospectus, (h) the exercise of any rights to acquire any undersigned’s Securities by means of cash and cashless exercise, or exchange or conversion of any stock options or any other securities convertible into or exchangeable or exercisable for the undersigned’s Securities granted pursuant to the Company’s equity incentive plans, provided that any Securities received by the undersigned upon such exercise, exchange or conversion shall be subject to the terms of this Lock-up Agreement, (i) the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer of Securities, provided that such plan provides that no transfer of Shares may be effected during the Lock-up Period and no filing under the Exchange Act or other public announcements shall be required or shall be voluntarily made by or on behalf of the undersigned or the Company regarding the establishment of such plan during the Lock-up Period, or (j) transfers in connection with the reclassification of all of the outstanding ordinary shares of the Company into Class A ordinary shares and Class B ordinary shares immediately prior to the consummation of the Offering, which reclassification is described in the Final Prospectus, provided that all Class A ordinary shares, Class B ordinary shares and shares of any other class of capital stock received upon such reclassification shall be subject to the restrictions of this Lock-up Agreement. For purposes of this Lock-Up Agreement, a “family member” shall mean any relationship by blood, marriage, domestic partnership or adoption, not more remote than first cousin. Furthermore, Securities sold to the Company or tendered to the Company by the undersigned or withheld by the Company, in each case for tax withholding purposes in connection with the vesting of equity awards that are subject to a taxable event upon vesting, will not be subject to this Lock-up Agreement.

In furtherance of the foregoing, the Company and its transfer agent and registrar are hereby authorized to decline to make any transfer of Securities if such transfer would constitute a violation or breach of this Lock-Up Agreement.

If the undersigned is an officer or director of the Company, the undersigned further agrees that the foregoing restrictions in this Lock-Up Agreement shall be equally applicable to any issuer-directed Securities the undersigned may purchase in the above-referenced offering.

If the undersigned is an officer or director of the Company, (i) Goldman Sachs and Credit Suisse agree that, at least three business days before the effective date of any release or waiver of the foregoing restrictions in connection with a transfer of Securities, Goldman Sachs and Credit Suisse will notify the Company of the impending release or waiver, and (ii) the Company has agreed in the Underwriting Agreement to announce the impending release or waiver by press release through a major news service at least two business days before the effective date of the release or waiver. Any release or waiver granted by Goldman Sachs and Credit Suisse hereunder to any such officer or director shall only be effective two business days after the publication date of such press release. The provisions of this paragraph will not apply if (a) the release or waiver is effected solely to permit a transfer not for consideration and (b) the transferee has agreed in writing to be bound by the same terms described in this Lock-Up Agreement to the extent and for the duration that such terms remain in effect at the time of the transfer.

This Lock-Up Agreement shall be binding on the undersigned and the successors, heirs, personal representatives and assigns of the undersigned.

Notwithstanding anything herein to the contrary, if (i) the Offering has not occurred on or prior to June 30, 2022, (ii) the Company files an application to withdraw the Registration Statement on Form F-1 relating to the Public Offering after consultation with the Representatives, (iii) subsequent to signing the Underwriting Agreement, the Underwriting Agreement (other than the provisions thereof which survive termination) is terminated prior to payment for and delivery of the ADS to be sold thereunder, whichever is the earliest, then, this Lock-up Agreement shall terminate and be of no further force or effect, and the undersigned shall be released from all obligations hereunder.

This agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

[Signature page follows]

Very truly yours,

IF AN INDIVIDUAL:		IF AN ENTITY:

By:
	(duly authorized signature)		(please print complete name of entity)

Name:		By:
	(please print full name)		(duly authorized signature)

Name:
(please print full name)

Address:		Address:

EXHIBIT J

Form of Press Release

TDCX Inc.

[Date]

TDCX Inc. (the “Company”) announced today that Goldman Sachs and Credit Suisse, the lead book-running managers in the Company’s recent public sale of                 American Depositary Shares (“ADSs”), each representing                 Class A ordinary shares, par value US$                 per share (“Shares”), is [waiving] [releasing] a lock-up restriction with respect to the Shares held by [certain officers or directors] [an officer or director] of the Company. The [waiver] [release] will take effect on ,                20    , and the Shares may be sold, directly or in the form of ADSs, on or after such date.

This press release is not an offer for sale of the securities in the United States or in any other jurisdiction where such offer is prohibited, and such securities may not be offered or sold in the United States absent registration or an exemption from registration under the United States Securities Act of 1933, as amended.

EXHIBIT K

Form of CFO Certificate

CHIEF FINANCIAL OFFICER’S CERTIFICATE

[Date]

I, Tze Neng Chin, chief financial officer of TDCX Inc., an exempted company with limited liability incorporated and existing under the laws of the Cayman Islands (the “Company”), am providing this certificate in connection with the initial public offering of                 American Depositary Shares, each representing                  Class A ordinary shares, par value US$                 per share, of the Company (the “Offering”), pursuant to Section 6(u) of the underwriting agreement (the “Underwriting Agreement”), dated as of                 , 2021, entered into by and among the Company and Goldman Sachs & Co. LLC and Credit Suisse Securities (USA) LLC, as representatives of the several underwriters named therein (the “Underwriters”), and I hereby certify for and on behalf of the Company (and not in a personal capacity) that:

(a) I am responsible for, among other things, financial and accounting matters of the Company and am familiar with the accounting, operations and records systems and internal controls over financial reporting of the Company.

(b) I have participated in the preparation of the Registration Statement, the General Disclosure Package and the Final Prospectus and reviewed the disclosure therein.

(c) I have supervised the compilation of and reviewed the circled amounts, percentages, ratios, statistical data, operating data and financial figures contained in the Registration Statement, the General Disclosure Package and the Final Prospectus relating to the Offering set forth in Annex A attached hereto and have performed the following procedures:

I have compared the amount, percentage or ratio to, or computed the amount, percentage or ratio from, and verified the amount, percentage or ratio against (or calculated based on data derived from and verified against), (i) the Company’s accounting books and records prepared by the Company’s accounting personnel, or (ii) the corresponding data and other records maintained by the Company, as applicable, for the periods, or as of the dates, indicated and found such information to be in agreement, and I have no reason to believe that such information is untrue, incomplete or inaccurate (giving effect to rounding where applicable).

Capitalized terms used herein and not otherwise defined shall have the respective meanings assigned to them in the Underwriting Agreement. This certificate is to assist the Underwriters in conducting and documenting their investigation of the affairs of the Company in connection with the Offering.

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